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                                                                        Exhibit 11, 3rd Quarter 1994
                                                                          Form 10-Q, Commission File
                                                                                       Number 1-3671

                                     GENERAL DYNAMICS CORPORATION

                            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                              (UNAUDITED)

                             (Dollars in millions, except per share data)

                                        Third Quarter                  Nine Months
                                     1994           1993          1994           1993
NET EARNINGS:
Continuing Operations             $       54     $       76     $     165      $     206
Discontinued Operations:
  Loss from operations                     -            (3)             -           (30)
  Gain on disposal                         -              -            15            645
                                  $       54     $       73     $     180      $     821

Weighted average common
  shares outstanding              63,076,884     62,165,978    63,074,088     62,091,066

NET EARNINGS PER SHARE - PRIMARY:
Continuing Operations             $      .85     $     1.21     $    2.60      $    3.27
Discontinued Operations:
  Loss from operations                     -          (.05)             -          (.48)
  Gain on disposal                         -              -           .24          10.23
                                  $      .85     $     1.16     $    2.84      $   13.02

Common shares from above          63,076,884     62,165,978    63,074,088     62,091,066
Assumed exercise of options
  (treasury stock method)            219,609      1,016,646       403,654        989,196
                                  63,296,493     63,182,624    63,477,742     63,080,262

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations             $      .85     $     1.20     $    2.60      $    3.25
Discontinued Operations:
  Loss from operations                     -          (.05)             -          (.47)
  Gain on disposal                         -              -           .24          10.20
                                  $      .85     $     1.15     $    2.84      $   12.98

Common shares from above          63,076,884     62,165,978    63,074,088     62,091,066
 Assumed exercise of options
  (treasury stock method)            224,157      1,087,178       405,013      1,144,098
                                  63,301,041     63,253,156    63,479,101     63,235,164

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